Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: January 24, 2018
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: January 24, 2018
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended November 30, 2017
Putnam Minnesota Tax Exempt Income Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam High Yield Fund
Putnam Equity Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Dynamic Risk Allocation Fund
Putnam Short-Term Municipal Income Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam Emerging Markets Income Fund
Putnam Mortgage Opportunities Fund